Subject to Completion: PROSPECTUS SUPPLEMENT
                       (To Prospectus dated February 27, 2003)
                       Preliminary Prospectus Supplement dated February 10, 2006

Contingent Protection Notes (PERLES Plus)

UBS AG EUR__ NOTES LINKED TO A BASKET OF TELECOM STOCKS DUE ON OR ABOUT FEBRUARY 22, 2008

Issuer (Booking Branch): UBS AG (Jersey Branch)

Maturity Date:           We currently expect the Notes to mature on or about
                         February 22, 2008 (Investment term of 2 years)

Coupon: We will not pay you interest during the term of the Notes.

Underlying Basket:       The return on the Notes is linked to the performance of
                         a basket of telecom stocks, which we currently expect to be weighted as follows: Deutsche Telekom (Bloomberg
                         Symbol: DTE GY) (33.33%), France Telecom (Bloomberg
                         Symbol: FTE FP) (33.33%), and Vodafone Group (Bloomberg
                         Symbol: VODLN) (33.33%) (final weighting to be made on or about February 13, 2006 (the "trade date") and
                         (together, the "Basket" each a "Constituent Stock")).

Payment at Maturity:     At maturity, you will receive a cash payment, the
                         amount of which will depend upon the Basket Return and whether at any time any of the Constituent Stocks has declined below the Loss of Protection Level on any single day during the term of the Notes:

                         > If none of the Constituent Stocks has declined below the Loss of Protection Level at any time during the term of the Notes, you will receive a cash payment per EUR 1000.00 principal amount of your Notes equal to the greater of:

                            (i)  EUR 1175.00

                                 or

                            (ii) EUR 1000.00 plus the Basket Return Amount

                         > If at any time any of the Constituent Stocks has declined below the Loss of Protection Level on any single day during the term of the Notes, you will receive a cash payment per EUR 1000.00 principal amount of your Notes equal to EUR 1000.00 plus the Basket Return Amount, which may be positive or negative.

                         ACCORDINGLY, IF AT ANY TIME ANY OF THE CONSTITUENT STOCKS HAS DECLINED BELOW THE LOSS OF PROTECTION LEVEL ON ANY SINGLE DAY DURING THE TERM OF THE NOTES AND THE BASKET HAS DECLINED OVER THE TERM OF THE NOTES (I.E., THE BASKET RETURN AMOUNT IS NEGATIVE), YOU WILL INCUR A NEGATIVE RETURN ON YOUR NOTES.

Basket Return Amount:    The Basket Return Amount per EUR 1000.00 principal
                         amount of the Notes will equal:

                                  EUR 1000.00 X Basket Return

Basket Return:           Basket ending level - Basket starting level
                         -------------------------------------------
                                    Basket starting level

Basket starting level:   100, representing the closing level of the Basket
                         Constituents on the trade date.

Basket ending level:     The closing level of the Basket on or about February
                         15, 2008 (the "final valuation date").

Loss of Protection
Level: For each Constituent Stock, 70% of its closing level on the trade date.

No Listing:              The Notes will not be listed or displayed on any
                         securities exchange, the Nasdaq National Market System or any electronic communications network.

CUSIP Number:            __

SEE "RISK FACTORS" BEGINNING ON PAGE S-6 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                    Price to          Underwriting     Proceeds to
                    Public            Discount         UBS AG         [UBS LOGO]
Per Note .........
Total ............

UBS INVESTMENT BANK        UBS FINANCIAL SERVICES INC.
Prospectus Supplement dated February __, 2006

Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE CONTINGENT PROTECTION NOTES?

The Contingent Protection Notes (the "Notes") are medium-term notes issued by UBS AG. The return on the Notes is linked to the performance of the Basket, which is comprised of the three Constituent Stocks and will depend on (1) the return of the Basket and (2) whether at any time any of the Constituent Stocks declines on any single day during the term of the Notes below its Loss of Protection Level, which is 70% of such Constituent Stock's closing price on or about February 13, 2006 (the "trade date"). If none of the Consituent Stocks ever declines below the Loss of Protection Level on any single day during the term of the Notes, at maturity investors will receive per EUR 1000.00 invested in the Notes, the greater of EUR 1175.00 or EUR 1000.00 plus the Basket Return Amount. If at any time any of the Constituent Stocks declines below the Loss of Protection Level on any single day during the term of the Notes, investors will receive a return on their Notes equal to the Basket Return, which may be negative. We will not pay you interest during the term of the Notes.

ACCORDINGLY, IF AT ANY TIME ANY OF THE CONSTITUENT STOCKS HAS DECLINED BELOW THE LOSS OF PROTECTION LEVEL ON ANY SINGLE DAY DURING THE TERM OF THE NOTES AND THE BASKET HAS DECLINED OVER THE TERM OF THE NOTES (I.E., THE BASKET RETURN AMOUNT IS NEGATIVE), YOU WILL INCUR A NEGATIVE RETURN ON YOUR NOTES.

The amount payable to you at maturity will be calculated as described below:

> If none of the Constituent Stocks has declined below the Loss of Protection Level on any single day during the term of the Notes, you will receive a cash payment per EUR 1000.00 principal amount of your Notes equal to the greater of:

     (i)  EUR 1175.00

          OR

     (ii) EUR 1000.00 plus the Basket Return Amount

> If at any time any of the Constituent Stocks has declined below the Loss of Protection Level on any single day during the term of the Notes, you will receive a cash payment per EUR 10.00 principal amount of your Notes equal to EUR 10.00 plus the Basket Return Amount, which may be positive or negative.

The "BASKET RETURN AMOUNT" per EUR 1000.00 principal amount of Notes will equal:

                           EUR 1000.00 X Basket Return

If at any time any of the Constituent Stocks has declined below the Loss of Protection Level on any single day during the term of the Notes and the Basket Return Amount is negative, you will lose some or all of your investment.

The "BASKET RETURN" will equal:

                  Basket ending level -- Basket starting level
                  --------------------------------------------
                              Basket starting level

The "BASKET STARTING LEVEL" will equal 100, representing the closing level of the Basket on the trade date.

The "BASKET ENDING LEVEL" will equal the closing level of the Basket on or about February 15, 2008 (the "final valuation date.)"

The "Loss of Protection Level": for each Constituent Stock, 70% of its closing level on the trade date.

For a further description of how your payment at maturity will be calculated, see "How do the Notes perform at Maturity?" beginning on page S-4 and "Specific Terms of the Notes-Payment at Maturity" beginning on page S-15.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes are offered by UBS for investors who seek to fully participate in any potential appreciation of the Basket.

> LIMITED PRINCIPAL PROTECTION--Your principal will be protected unless at any time any of the Constituent Stocks declines below the Loss of Protection Level on any single day during the term of the Notes. Your principal will be protected only if you hold the Notes to maturity and at any time any of the Constituent Stocks does not decline below the Loss of Protection Level on any single day during the term of the Notes.

>    MINIMUM INVESTMENT--EUR 1000.00 principal amount per Note.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-6.

> YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL--If any of the Constituent Stocks declines below the Loss of Protection Level on any single day during the term of the Notes, the Notes will be fully exposed to any decline in the level of the Basket. Accordingly, if any of the Constituent Stocks declines below the Loss of Protection Level and the Basket Return is negative, you will lose some or all of your investment.

> PRINCIPAL PROTECTION ONLY IN LIMITED CIRCUMSTANCES--Your principal will be protected only if none of the Constituent Stocks ever declines on any single day during the term of the Notes below the Loss of Protection Level and the Notes are held to maturity.

> All of the Constituent Stocks are foreign telecom stocks so the Basket is not a diversified portfolio and is also subject to foreign currency fluctuations.

> NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any interest payments on the Notes and you will not receive nor be entitled to receive any dividend payments or other distributions on the securities included in the Basket.

> NO LISTING--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You seek an investment that is exposed to the full upside performance of the Basket and you are willing to make an investment that is potentially exposed to the full downside performance risk of the Basket.

>    You seek exposure to foreign telecom stocks.

> You believe that the Basket will appreciate over the term of the Notes or that none of the Constituent Stocks will decline below its Loss Protection Level on any day over the term of the Notes.

>    You are willing to hold the notes to maturity.

>    You do not seek current income from your investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You are unwilling to make an investment that is exposed to the full downside performance risk of the Basket.

>    You do not seek exposure to foreign telecom stocks.

> You believe that the Basket is not likely to appreciate over the term of the Notes and that one or more of the Constituent Stocks is likely to close below its Loss Protection Level during the term of the Notes.

>    You are unable or unwilling to hold the Notes to maturity.

>    You seek current income from your investment.

>    You seek an investment for which there will be an active secondary market.

> You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as a pre-paid derivative contract with respect to the Constituent Stocks. The terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you should generally recognize capital gain or loss upon the maturity of your Notes (or upon your sale, exchange or other disposition of your Notes prior to its maturity) equal to the difference between the amount realized and the amount you paid for your Notes. Such gain or loss generally should be long-term capital gain or loss if you held your Notes for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Notes, see "Supplemental Tax Considerations( Supplemental U.S. Tax Considerations" on page S-22.

ASSUMPTIONS:

--------------------------------------------------------------------------------
  Term:                              2 Years
  Linked To:                         Basket of Three Telecom Stocks
  Principal Amount:                  EUR 1000.00
  Loss of Protection Level:          For each Constituent Stock, 70% of its
                                     closing level on the trade date

  Minimum Return (per EUR 1000.00):  EUR 1175.00 (if Loss of Protection Level
                                     not breached)

  Basket Return:                     Basket Ending Level - Basket Starting Level
                                     -------------------------------------------
                                                Basket Starting Level

  Basket Return Amount:              Principal Amount x Basket Return
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  EXAMPLE 1 -- BASKET RETURN IS 50% AND NONE OF THE CONSTITUENT STOCKS HAVE DECLINED 30% OR MORE FROM THEIR STARTING LEVEL
--------------------------------------------------------------------------------

  CALCULATION OF TOTAL RETURN TO MATURITY PER EUR 1000.00 PRINCIPAL AMOUNT OF THE NOTES
   Since none of the Constituent Stocks have declined below the Loss of Protection Level on any day during the term of the Notes, cash payment at maturity per EUR 1000.00 Note will be equal to the GREATER of:

   (i)  EUR 1175.00                                              EUR 1175.00

        OR

   (ii) EUR 1000.00 plus the Basket Return Amount =
        EUR 1000.00 + (EUR 1000.00 x Basket Return) =
        EUR 1000.00 + (EUR 1000.00 x 50%)           =            EUR 1500.00
                                                                 ===========

  THEREFORE, INVESTOR RECEIVES A TOTAL OF EUR 1500.00 AT MATURITY OF THE NOTES (50% TOTAL RETURN ON INVESTMENT).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  EXAMPLE 2 -- BASKET RETURN IS -50%
--------------------------------------------------------------------------------

  CALCULATION OF TOTAL RETURN TO MATURITY PER EUR 1000.00 PRINCIPAL AMOUNT OF THE NOTES

   Since at least one of the Constituent Stocks has declined below the Loss of Protection Level on at least one day during the term of the Notes, cash payment at maturity per EUR 1000.00 Note will be equal to:

   o EUR 1000.00 plus the Basket Return Amount  =
   o EUR 1000.00 + (EUR 1000.00 x Basket Return) =
   o EUR 1000.00 + (EUR 1000.00 x (-50%))        =               EUR 500.00
                                                                 ==========

  THEREFORE, INVESTOR RECEIVES A TOTAL OF EUR 500.00 AT MATURITY OF THE NOTES (-50% TOTAL RETURN ON INVESTMENT).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  EXAMPLE 3 -- BASKET RETURN IS -20% AND NONE OF THE CONSTITUENT STOCKS HAVE DECLINED BELOW THE LOSS OF PROTECTION LEVEL DURING THE TERM OF THE NOTES
--------------------------------------------------------------------------------

  CALCULATION OF TOTAL RETURN TO MATURITY PER EUR 1000.00 PRINCIPAL AMOUNT OF THE NOTES

   Since none of the Constituent Stocks have declined below the Loss of Protection Level on any day during the term of the Notes, cash payment at maturity per Note will be equal to the GREATER of:

   (i)  EUR 1175.00                                              EUR 1175.00
                                                                 ===========
        OR

   (ii) EUR 1000.00 plus the Basket Return Amount =
        EUR 1000.00 + (EUR 1000.00 x Basket Return) =
        EUR 1000.00 + (EUR 1000.00 x (-20%)         =            EUR 800.00

  THEREFORE, INVESTOR RECEIVES A TOTAL OF EUR 1175.00 AT MATURITY OF THE NOTES (17.5% TOTAL RETURN ON INVESTMENT).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  EXAMPLE 4 -- BASKET RETURN IS -10% AND AT LEAST ONE OF THE CONSTITUENT STOCKS HAS DECLINED BELOW THE LOSS OF PROTECTION LEVEL DURING THE TERM OF THE NOTES
--------------------------------------------------------------------------------

  CALCULATION OF TOTAL RETURN TO MATURITY PER EUR 1000.00 PRINCIPAL AMOUNT OF THE NOTES

   Since at least one of the Constituent Stocks has declined below the Loss of Protection Level on at least one day during the term of the Notes, cash payment at maturity per EUR 1000.00 Note will be equal to:

   o EUR 1000.00 plus the Basket Return Amount =
   o EUR 1000.00 + (EUR 1000.00 x Index Return) =
   o EUR 1000.00 + (EUR 1000.00 x (-10%))       =                EUR 900
                                                                 =======

   INVESTOR RECEIVES A TOTAL OF EUR 900 AT MATURITY OF THE NOTES (-10% TOTAL RETURN ON INVESTMENT).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Risk Factors

The return on the Notes is linked to the performance of the Basket. Investing in the Notes is NOT equivalent to investing directly in the Constituent Stocks. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL. IF AT ANY TIME ANY OF THE CONSTITUENT STOCKS DECLINES BELOW THE LOSS OF PROTECTION LEVEL ON ANY SINGLE DAY OVER THE TERM OF THE NOTES, THE NOTES WILL BE FULLY EXPOSED TO THE DOWNSIDE PERFORMANCE RISK OF THE BASKET.

With an investment in the Notes, you bear the risk of losing some or all of your principal invested if at any time any of the Constituent Stocks declines below its Loss Protection Level, which is 70% of its initial reference price. Under these circumstances, you will receive a cash payment at maturity such that the return on your Notes will equal the Basket Return. ACCORDINGLY, IF ANY OF THE CONSTITUENT STOCKS HAS DECLINED BELOW THE LOSS OF PROTECTION LEVEL ON ANY SINGLE DAY DURING THE TERM OF THE NOTES AND THE BASKET HAS DECLINED OVER THE TERM OF THE NOTES (I.E., THE BASKET ENDING LEVEL IS LOWER THAN THE BASKET STARTING LEVEL), YOU WILL LOSE SOME OF OR ALL OF YOUR INVESTMENT. YOUR PRINCIPAL WILL BE PROTECTED ONLY IF AT ANY TIME NONE OF THE CONSTITUENT STOCKS EVER DECLINES BELOW THE LOSS OF PROTECTION LEVEL ON ANY SINGLE DAY DURING THE TERM OF THE NOTES AND YOU HOLD YOUR NOTES UNTIL MATURITY.

OWNING THE NOTES IS NOT THE SAME AS OWNING THE CONSTITUENT STOCKS OR A SECURITY DIRECTLY LINKED TO THE PERFORMANCE OF THE BASKET

The return on your Notes may not reflect the return you would realize if you actually owned the Basket Constituent Stocks or a security directly linked to the performance of the Basket and held such investment for a similar period because the level of the Basket is calculated in part by reference to the prices of the Constituent Stocks without taking into consideration the value of dividends paid on those stocks. In addition, if the level of the Basket increases above the Basket starting level during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of the Basket to increase while the market value of the Notes declines.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Basket on any day and whether any of the Constituent Stocks has previously declined below the Loss of Protection Level on any single day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of the Basket (i.e., the frequency and magnitude of changes in the level of the Basket)

>    the market price of the Basket Constituent Stocks

> the dividend rate paid on the Basket Constituent Stocks (while not paid to holders of the Notes, dividend payments on Basket may influence the value of the Constituent Stocks and the level of the Basket, and therefore affect the market value of the Notes)

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker

>    interest rates in the market

RISK FACTORS
--------------------------------------------------------------------------------

>    the time remaining to the maturity of the Notes

>    the creditworthiness of UBS

> economic, financial, political, regulatory or judicial events that affect the level of the Basket or the market price of the Constituent Stocks or that affect stock markets generally.

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH A LACK OF DIVERSIFICATION.

The Notes are linked to three stocks in the telecommunications industry. The Notes are exposed to the risks associated with this industry.

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH THE TELECOMMUNICATIONS INDUSTRY.

The telecommunications industry has experienced profound changes in recent years. If any of the companies that make up the Basket fails to rapidly adapt, at a reasonable cost, its structure, business, networks and services to respond to the developments of the telecommunications industry and the expectations of their customers, they may be unable to compete effectively and its business activities, financial condition and results may suffer. The Companies that make up the Basket may be unable to appropriately anticipate the demand for certain technologies or may not be in a position to acquire or finance the necessary licenses and intellectual property rights in time. Further, new technologies that the companies that make up the Basket choose to develop may lead to significant costs and may not be as successful as planned. As a result, the companies that make up the Basket may lose customers or market share or may be obliged to undertake substantial expenditure in order to retain their customers.

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

The Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. securities markets are subject to political, economic, financial and social factors that may apply in that geographical region. These factors, which could negatively affect the securities markets of countries in the region, include the possibility of recent or future changes in the economic and fiscal policies of governments in the region, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to companies or investments in equity securities in non-U.S. countries, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain non-U.S. countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

RISK FACTORS
--------------------------------------------------------------------------------

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. THE NOTES WILL NOT BE LISTED OR DISPLAYED ON ANY SECURITIES EXCHANGE, THE NASDAQ NATIONAL MARKET SYSTEM OR ANY ELECTRONIC COMMUNICATIONS NETWORK. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses.

HISTORICAL PERFORMANCE OF THE CONSTITUENT STOCKS SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE BASKET DURING THE TERM OF THE NOTES

The trading prices of the Constituent Stocks will determine the Basket level. As a result, it is impossible to predict whether the level of the Basket will rise or fall generally, or whether at any time any of the Constituent Stocks will decline below the Loss of Protection Level on any single day during the term of the Notes. Trading prices of the Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Constituent Stocks.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE CONSTITUENT STOCKS OR THE BASKET MAY IMPAIR THE MARKET VALUE OF THE NOTES

As described below under "Use of Proceeds and Hedging" on page S-20, we or one or more affiliates may hedge our obligations under the Notes by purchasing Constituent Stocks, futures or options on Constituent Stocks or the Basket, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Constituent Stocks or the Basket, and we may adjust these hedges by, among other things, purchasing or selling Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked to the Basket or the Constituent Stocks at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Constituent Stocks and/or the level of the Basket, and, therefore, the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in the Constituent Stocks and other investments relating to the Constituent Stocks or the Basket on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Constituent Stocks and/or the level of the Basket and, therefore, the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Constituent Stocks or the Basket. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST

As noted above, UBS and its affiliates expect to engage in trading activities related to the Basket and the Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management.

RISK FACTORS
--------------------------------------------------------------------------------

These trading activities, if they influence the level of the Basket, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Constituent Stocks, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS AG or another affiliate of UBS AG and the interests of holders of the Notes. Moreover, UBS AG and UBS Securities LLC have published and in the future expect to publish research reports with respect to some or all of the issuers of the Constituent Stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the Constituent Stocks and/or the level of the Basket and, therefore, the market value of the Notes.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-3, "Supplemental Tax Considerations" on page S-22, and the sections "U.S. Tax Considerations" and "Tax Considerations Under The Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE CONSTITUENT STOCKS

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Constituent Stocks. As a holder of the Notes, you will not have voting rights or any other rights that holders of the Constituent Stocks may have.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE BASKET ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE

The determination of the Basket ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, the calculation agent will use the closing level of the Basket on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Basket ending level on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Basket ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket ending level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-16.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the closing level of the Basket on any day and the amount, if any, of your payment at maturity on the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of

RISK FACTORS
--------------------------------------------------------------------------------

Calculation Agent" on page S-19. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Constituent Stocks or the Basket has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

--------------------------------------------------------------------------------


Historical Performance of the Basket Stocks

Provided below is a brief description of the issuer of each Basket Stock obtained from publicly available information, as well as a table that sets forth the quarterly high, low, and closing prices for each of the Basket Stocks. The information given below is for the four calendar quarters in each of 2003, 2004 and 2005. Partial data is provided for the first calendar quarter of 2006. We obtained the trading price information set forth below from Bloomberg, L.P. without independent verification. YOU SHOULD NOT TAKE THE HISTORICAL PRICES OF THE BASKET STOCKS AS AN INDICATION OF FUTURE PERFORMANCE.

The Basket Stocks are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the United States Securities and Exchange Commission (the "SEC") periodically.

Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by the respective issuers of the Basket Stocks with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC's web site is http://www.sec.gov. Information filed with the SEC by the respective issuers of the Basket Stocks under the Exchange Act can be located by reference to its SEC file number provided below.

Information about the respective issuers of the Basket Stocks may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents, as well as from each issuer's website. We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by those issuers with the SEC.

DEUTSCHE TELEKOM AG

According to publicly available documents, Deutsche Telekom AG. ("Deutsche Telekom"), a German company, is the largest telecom company in Europe and one of the largest in the world. The company's T-Com unit provides fixed-line network access services and Deutsche Telekom is still Germany's leading fixed-line phone operator, with about 58 million access lines. T-Mobile International serves wireless phone customers and the company's majority-owned T-Online unit, with 13 million customers, is one of Europe's leading ISPs. The T-Systems division specializes in IT services. Formerly a state-owned telecommunications monopoly, the German government has reduced its stake in the company to about 15%. German state-owned development bank KfW also owns about 22% of the company. Deutsche Telekom's headquarters are located in Bonn, Germany. Deutsche Telekom's T-Shares are traded on all eight stock exchanges in Germany and in Tokyo and New York. T-Shares are traded in the form of American Depositary Shares on The New York Stock Exchange under the symbol "DT". The Company's Bloomberg Symbol is DTEGY. Information filed with the SEC by DT under the Exchange Act can be located by reference to its SEC file number: 1-14540 or its CIK Code: 946770. The closing price of Deutsche Telekom's American Depositary Shares on February 9, 2006, as converted from U.S. dollars to Euros at 4 p.m. on that date, was EUR 13.56.

HISTORICAL PERFORMANCE OF THE BASKET STOCKS
--------------------------------------------------------------------------------

        QUARTER          QUARTERLY          QUARTERLY          QUARTERLY
         ENDING             HIGH*              LOW*              CLOSE*
--------------------------------------------------------------------------------
         3/31/03          EUR 14.26          EUR  9.13          EUR 10.11
         6/30/03          EUR 13.50          EUR 10.33          EUR 13.29
         9/30/03          EUR 13.92          EUR 12.36          EUR 12.44
        12/31/03          EUR 14.51          EUR 12.36          EUR 14.51
         3/31/04          EUR 16.78          EUR 14.40          EUR 14.62
         6/30/04          EUR 14.92          EUR 13.14          EUR 14.44
         9/30/04          EUR 15.01          EUR 13.20          EUR 14.94
        12/31/04          EUR 16.65          EUR 14.56          EUR 16.65
         3/31/05          EUR 16.84          EUR 15.25          EUR 15.40
         6/30/05          EUR 15.65          EUR 14.48          EUR 15.30
         9/30/05          EUR 16.47          EUR 14.88          EUR 15.14
        12/30/05          EUR 15.34          EUR 13.80          EUR 14.08
        2/9/06**          EUR 14.34          EUR 12.90          EUR 13.56

* PRICES INDICATED ARE CLOSING PRICES FOR AMERICAN DEPOSITARY SHARES ON THE NEW YORK STOCK EXCHANGE AS OF MARKET CLOSE, AS CONVERTED FROM U.S. DOLLARS TO EUROS AT 4 P.M. ON THAT DATE.

** HIGH, LOW AND CLOSING PRICES ARE FOR THE PERIOD STARTING JANUARY 2, 2006 AND
   ENDING FEBRUARY 9, 2006.

FRANCE TELECOM SA

According to publicly available documents, France Telecom SA ("France Telecom"), a French company, through its subsidiaries, offers various telecommunications services, which include fixed line telephony, wireless telephony, multimedia, Internet, data transmission, cable television, and other services to consumers, businesses, and telecommunications operators worldwide. The company operates in six segments: Orange; Wanadoo; Fixed Line, Distribution, Networks, Large Customers, and Operators (FDNLO); Equant, TP Group, and Other International. The Orange segment provides wireless communications services, which include voice and data communications services, primarily in Europe. The Wanadoo segment operates in the European Internet and directories market, and provides multimedia and Internet services. The FDNLO segment provides fixed line telephony services, payphone and card services, cable television, data transfer services, network services, and radio broadcasting services. The Equant segment offers global Internet Protocol, data, network outsourcing, and application development services for multinational businesses. The TP Group segment offers various services that include fixed line telephony, line leasing, radio communications, and Internet services in Poland. The Other International segment offers fixed line telephony services outside France. The company also provides various services, such as email, call signal, automatic call back of the last number, call transfer, three party conversation, caller number and name identification, shortened numbers, toll free numbers, shared cost numbers, management of calls and telephone conferences, management of bills, directory enquiries, and private virtual networks. The company serves approximately 126 million customers worldwide. The company, formerly a part of the French Telecommunications Ministry, was founded in 1990. France Telecom's headquarters are located in Paris, France. Its nominal value A4.00 per share ordinary shares are traded on the Eurolist of Euronext Paris and its American Depositary Shares are traded on the New York Stock Exchange under the symbol "FTE". The Company's Bloomberg Symbol is FTEFP. Information filed with the SEC by France Telecom under the Exchange Act can be located by reference to its SEC file number:
0-14712 or its CIK Code: 1038143. The closing price of France Telecom's American Depositary Shares on February 9, 2006, as converted from U.S. dollars to Euros at 4 p.m. on that date, was EUR 18.85.

HISTORICAL PERFORMANCE OF THE BASKET STOCKS
--------------------------------------------------------------------------------

      QUARTER          QUARTERLY          QUARTERLY          QUARTERLY
       ENDING             HIGH*              LOW*              CLOSE*
--------------------------------------------------------------------------------
       3/31/03          EUR 21.12          EUR 15.06          EUR 18.62
       6/30/03          EUR 22.37          EUR 18.43          EUR 21.28
       9/30/03          EUR 24.16          EUR 19.68          EUR 19.68
      12/31/03          EUR 22.88          EUR 20.02          EUR 22.58
       3/31/04          EUR 24.79          EUR 20.10          EUR 20.74
       6/30/04          EUR 21.82          EUR 18.56          EUR 21.34
       9/30/04          EUR 21.00          EUR 18.98          EUR 19.98
      12/31/04          EUR 24.59          EUR 20.67          EUR 24.27
       3/31/05          EUR 24.79          EUR 22.20          EUR 23.01
       6/30/05          EUR 24.07          EUR 22.25          EUR 24.07
       9/30/05          EUR 25.73          EUR 23.41          EUR 23.88
      12/30/05          EUR 23.79          EUR 20.44          EUR 20.99
      2/9/06**          EUR 21.87          EUR 17.93          EUR 18.85

* PRICES INDICATED ARE CLOSING PRICES FOR AMERICAN DEPOSITARY SHARES ON THE NEW YORK STOCK EXCHANGE AS OF MARKET CLOSE, AS CONVERTED FROM U.S. DOLLARS TO EUROS AT 4 P.M. ON THAT DATE.

** HIGH, LOW AND CLOSING PRICES ARE FOR THE PERIOD STARTING JANUARY 2, 2006 AND
   ENDING FEBRUARY 9, 2006.

VODAFONE GROUP PLC

According to publicly available documents, Vodafone Group plc ("Vodafone"), a United Kingdom company, operates as a mobile telecommunications company principally in the United States, Europe, and the Asia Pacific. Its products and services include voice services; short messaging service; Vodafone live!, an integrated communications and multimedia proposition, through which customers access various online services, such as games, ringtones, news, sports, and information; and mobile connect cards that provide working mobility to customers accessing email and company applications; and roaming services. The company distributes its products and services directly, as well as through third-party service providers, independent dealers, and agencies. Vodafone's headquarters are located in Newbury, Berkshire, England. Its ordinary shares are traded on the London Stock Exchange and its American Depositary Shares are traded on the New York Stock Exchange under the symbol "VOD". The Company's Bloomberg Symbol is VOD LN. Information filed with the SEC by Vodafone under the Exchange Act can be located by reference to its SEC file number: 1-10086 or its CIK code: 839923. The closing price of Vodafone's American Depositary Shares on February 9, 2006, as converted from U.S. dollars to Euros at 4 p.m. on that date, was EUR 1.75.

       QUARTER          QUARTERLY          QUARTERLY          QUARTERLY
        ENDING             HIGH*              LOW*              CLOSE*
--------------------------------------------------------------------------------
        3/31/03          EUR 1.91           EUR 1.48           EUR 1.64
        6/30/03          EUR 1.84           EUR 1.65           EUR 1.71
        9/30/03          EUR 1.82           EUR 1.58           EUR 1.71
       12/31/03          EUR 2.00           EUR 1.72           EUR 1.97
        3/31/04          EUR 2.16           EUR 1.88           EUR 1.93
        6/30/04          EUR 2.12           EUR 1.77           EUR 1.80
        9/30/04          EUR 1.95           EUR 1.73           EUR 1.93
       12/31/04          EUR 2.12           EUR 1.94           EUR 2.00
        3/31/05          EUR 2.07           EUR 1.96           EUR 2.05
        6/30/05          EUR 2.13           EUR 1.99           EUR 2.01
        9/30/05          EUR 2.28           EUR 2.00           EUR 2.16
       12/30/05          EUR 2.24           EUR 1.80           EUR 1.82
       2/9/06**          EUR 1.93           EUR 1.69           EUR 1.75

* PRICES INDICATED ARE CLOSING PRICES FOR AMERICAN DEPOSITARY SHARES ON THE NEW YORK STOCK EXCHANGE AS OF MARKET CLOSE, AS CONVERTED FROM U.S. DOLLARS TO EUROS AT 4 P.M. ON THAT DATE.

** HIGH, LOW AND CLOSING PRICES ARE FOR THE PERIOD STARTING JANUARY 2, 2006 AND
   ENDING FEBRUARY 9, 2006.

--------------------------------------------------------------------------------


Valuation of the Notes

AT MATURITY. At maturity, you will receive a cash payment, the amount of which will depend upon (1) the performance of the Basket and (2) whether at any time any of the Constituent Stocks has declined below the Loss of Protection Level on any single day during the terms of the Notes.

> If none of the Constituent Stocks has declined below the Loss of Protection Level on any single day during the term of the Notes, you will receive a cash payment per EUR 1000.00 principal amount of your Notes equal to the greater of:

     (i)  EUR 1175.00

          OR

     (ii) EUR 1000.00 plus the Basket Return Amount

> If at any time any of the Constituent Stocks has declined below the Loss of Protection Level on any single day during the term of the Notes, you will receive a cash payment per EUR 1000.00 principal amount of your Notes equal to EUR 1000.00 plus the Basket Return Amount, which may be positive or negative.

IF AT ANY TIME ANY OF THE CONSTITUENT STOCKS HAS DECLINED BELOW THE LOSS OF PROTECTION LEVEL ON ANY SINGLE DAY DURING THE TERM OF THE NOTES AND THE BASKET HAS DECLINED OVER THE TERM OF THE NOTES (I.E., THE BASKET RETURN AMOUNT IS NEGATIVE), YOU WILL INCUR A NEGATIVE RETURN ON YOUR NOTES.

The "BASKET RETURN AMOUNT" per EUR 1000.00 principal amount of the Notes will equal:

                           EUR 1000.00 X Basket Return

The "BASKET RETURN" will equal:

                  Basket ending level -- Basket starting level
                  --------------------------------------------
                              Basket starting level

The "BASKET STARTING LEVEL" will equal 100, representing the closing level of the Basket on or about February 13, 2008 (the "trade date").

The "BASKET ENDING LEVEL" will equal the closing level of the Basket on or about February 15, 2008 (the "final valuation date").

The "LOSS OF PROTECTION LEVEL": for each Constituent Stock, 70% of its closing level on the trade date.

For a discussion of these terms and the manner in which your payment at maturity will be determined, see "Specific Terms of the Notes-Payment at Maturity" beginning on page S-15.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Basket on any day and whether at any time any of the Constituent Stocks has declined below the Loss of Protection Level will affect the market value of the Notes more than any other factor. Other factors that may influence the market value of the Notes include, but are not limited to, interest rates, supply and demand for the Notes, the volatility of the Basket as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-6 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below.

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

We will offer the Notes in denominations of EUR 1000.00 and integral multiples thereof.

PAYMENT AT MATURITY

The amount payable to you at maturity will be calculated as described below:

> If none of the Constituent Stocks has declined below the Loss of Protection Level on any single day during the term of the Notes, you will receive a cash payment per EUR 10.00 principal amount of your Notes equal to the greater of:

     (i)  EUR 1175.00

          OR

     (ii) EUR 1000.00 plus the Basket Return Amount

> If at any time any of the Constituent Stocks has declined below the Loss of Protection Level on any single day during the term of the Notes, you will receive a cash payment per EUR 1000.00 principal amount of your Notes equal to EUR 1000.00 plus the Basket Return Amount, which may be positive or negative.

The "BASKET RETURN AMOUNT" per EUR 1000.00 principal amount of Notes will equal:

                           EUR 1000.00 x Basket Return

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

If at any time any of the Constituent Stocks has declined below the Loss of Protection Level on any single day during the term of the Notes and the Basket Return Amount is negative, you will incur a negative return on your Notes.

The "BASKET RETURN" will equal:

                   Basket ending level - Basket starting level
                   -------------------------------------------
                              Basket starting level

The "BASKET STARTING LEVEL" will equal 100, representing the closing level of the Basket on the trade date.

The "BASKET ENDING LEVEL" will equal the closing level of the Basket on the final valuation date.

The "LOSS OF PROTECTION LEVEL ": for each Constituent Stock, 70% of its closing level on the trade date.

MATURITY DATE

The maturity date will be on or about February 22, 2008, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be on or about February 15, 2008, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than 10 business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Basket ending level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Basket ending level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Basket on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Basket ending level be postponed by more than ten business days.

If the determination of the Basket ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Basket ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket ending level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of the Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> a suspension, absence or material limitation of trading in option or futures contracts relating to the Constituent Stocks in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion

> the Basket is not published, as determined by the calculation agent in its sole discretion

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market

> a decision to permanently discontinue trading in the option or futures contracts relating to the Basket or any the Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the Basket or the Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer-Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, whether at any time any of the Constituent Stocks has declined below the Loss of Protection Level, the Basket Return, the Basket starting level, the Basket ending level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Basket and/or listed and/or over-the-counter options or futures on the Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on the Basket prior to or on the Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions of securities of issuers of the Constituent Stocks,

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Basket or the value of the Constituent Stocks,

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

>    any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Constituent Stocks, listed or over-the-counter options or futures on the Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Basket or indices designed to track the performance of the Basket or other components of the U.S. equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-6 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

AS OF SEPTEMBER 30, 2005 (UNAUDITED)                               CHF       USD
--------------------------------------------------------------------------------
                                                                  (IN MILLIONS)
Debt
  Debt issued(1) ...........................................   268,298   207,286
                                                               -------   -------
  Total Debt ...............................................   268,298   207,286
Minority Interest(2) .......................................     7,556     5,838
Shareholders' Equity .......................................    39,019    30,146
                                                               -------   -------
Total capitalization .......................................   314,873   243,269
                                                               =======   =======

----------

(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION.

(2)  INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.77259.

--------------------------------------------------------------------------------


Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus). NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Notes as a pre-paid derivative contract with respect to the Constituent Stocks and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you should recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 15% where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (i.e., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could characterize your Notes in part as a "non-equity option" that is subject to special "mark-to-market" rules under
Section 1256 of the Internal Revenue Code. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL

Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION

Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue and redemption of the Notes. However, the Notes sold through a bank or other dealer resident in Switzerland or Liechtenstein are subject to Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are an individual resident in Switzerland for tax purposes and hold Notes as your private property, you should consult with your own tax advisor. It is possible that, for Swiss income tax purposes, your investment in Notes may be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you may be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you may be taxed upon the difference between the sale proceeds and your initially invested amount.

--------------------------------------------------------------------------------


ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account that is subject to the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------


Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. The Notes will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ...........................................    S-1
Risk Factors ............................................................    S-6
Historical Performance of the Basket Stocks .............................   S-11
Valuation of the Notes ..................................................   S-14
Specific Terms of the Notes .............................................   S-15
Use of Proceeds and Hedging .............................................   S-20
Capitalization of UBS ...................................................   S-21
Supplemental Tax Considerations .........................................   S-22
ERISA Considerations ....................................................   S-24
Supplemental Plan of Distribution .......................................   S-25

PROSPECTUS

Introduction ............................................................      3
Cautionary Note Regarding Forward-Looking Information ...................      5
Incorporation of Information About UBS AG ...............................      7
Where You Can Find More Information .....................................      7
Presentation of Financial Information ...................................      8
Limitations on Enforcement of U.S. Laws Against UBS AG,
  Its Management and Others .............................................      9
Capitalization of UBS ...................................................      9
UBS .....................................................................     10
Use of Proceeds .........................................................     12
Description of Debt Securities We May Offer .............................     13
Description of Warrants We May Offer ....................................     35
Legal Ownership and Book-Entry Issuance .................................     52
Considerations Relating to Indexed Securities ...........................     58
Considerations Relating to Securities Denominated or Payable in
  or Linked to a Non-U.S. Dollar Currency ...............................     61
U.S. Tax Considerations .................................................     64
Tax Considerations Under the Laws of Switzerland ........................     75
ERISA Considerations ....................................................     77
Plan of Distribution ....................................................     78
Validity of the Securities ..............................................     81
Experts .................................................................     81

Contingent
Protection
Notes (PERLES Plus)


UBS AG EUR __ NOTES
LINKED TO A BASKET OF TELECOM STOCKS
DUE ON OR ABOUT FEBRUARY 22, 2008





PROSPECTUS SUPPLEMENT


FEBRUARY __, 2006
(TO PROSPECTUS DATED FEBRUARY 27, 2003)











UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.